Item 77C
Morgan Stanley New York Municipal Money Market Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The meeting was held on August 1, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                      For     Withhol  Absta   BNV*
                                                 d      in
Frank L. Bowman...................  27,952,6  2,175,2      0       0
                                          49       75
Kathleen A.                         27,952,6  2,175,2      0       0
Dennis....................                49       75
James F.                            27,952,6  2,175,2      0       0
Higgins.....................              49       75
Joseph J.                           28,672,8  1,455,1      0       0
Kearns.....................               25       00
Michael F.                          28,672,8  1,455,1      0       0
Klein......................               25       00
W. Allen                            28,703,0  1,424,8      0       0
Reed......................                83       42
Fergus                              28,673,3  1,454,5      0       0
Reid........................              96       28

(2) Elimination of certain fundamental investment
restrictions:

                                     For    Against  Abstain      BNV*
Elimination of the fundamental     23,626,3  1,889,1  2,794,4  1,818,0
policy restricting the Fund's            57       49       13       05
ability to pledge
assets....................
Elimination of the fundamental     23,580,5  1,935,0  2,794,4  1,818,0
policy restricting purchases of          04       03       13       05
securities on
margin...........................
...
Elimination of the fundamental     23,586,9  1,928,5  2,794,4  1,818,0
policy prohibiting investments in        60       47       13       05
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental     23,034,4  2,613,3  2,662,0  1,818,0
policy prohibiting or restricting        79       89       51       05
the purchase of securities of
issuers in which Directors or
Officers have an
interest.........................
....
Elimination of the fundamental     23,758,5  1,889,2  2,662,0  1,818,0
policy prohibiting investments           82       86       51       05
for purposes of exercising
control....................
Elimination of the fundamental     23,759,1  1,888,7  2,662,0  1,818,0
policy prohibiting the purchase          54       14       51       05
of common stocks and other
instruments.................

(3) Modify certain fundamental investment restrictions for:

                                     For    Against  Abstain    BNV*
Modify fundamental policy          23,758,0  1,889,8  2,662,0  1,818,0
regarding borrowing money......          55       13       51       05
Modify fundamental policy          23,758,0  1,889,8  2,662,0  1,818,0
regarding loans..............            55       13       51       05
Modify fundamental policy          23,953,1  1,694,7  2,662,0  1,818,0
regarding investment in                  52       16       51       05
commodities, commodity contracts
and futures
contracts................
Modify fundamental policy          23,231,8  1,738,2  3,339,8  1,818,0
regarding issuance of senior             33       31       56       05
securities..

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                     For    Against  Abstain    BNV*
Reclassification as non-           23,759,1  1,888,7  2,662,0  1,818,0
fundamental the fundamental              54       14       51       05
policy regarding the short sale
of securities....................
Reclassification as non-           23,952,0  1,695,8  2,662,0  1,818,0
fundamental the fundamental              52       16       51       05
policy prohibiting investments in
other investment
companies.............
Reclassification as non-           23,231,3  2,416,5  2,662,0  1,818,0
fundamental the fundamental              05       63       51       05
policy on the purchase or sale of
puts, calls, and combinations
thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.